Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ambrx Biopharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share(1)	457(o)	(2)	(3)	$300,000,000	0.00011020	$33,060.00

	Total Offering Amounts					$300,000,000		$33,060.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$20,394.08(4)

	Net Fee Due							$12,665.92(4)

(1)	These ordinary shares offered in the United States will be represented by American Depositary Shares, or ADSs, each of which represents seven ordinary shares of the registrant.
(2)

There are being registered hereunder such indeterminate number of ordinary shares, including ADSs representing ordinary shares, as shall have an aggregate initial offering price not to exceed $300,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(3)

The proposed maximum per share and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to General Instruction II.F. of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 457(p) under the Securities Act, this registration statement includes $220,000,811.64 of unsold securities that were previously registered under a Registration Statement on Form F-3 with the Securities and Exchange Commission on July 29, 2022 (File No. 333-266404) and declared effective on August 5, 2022 (the “Prior Registration Statement”). A filing fee of $27,810.00 with respect to an aggregate of $300,000,000 of securities was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold securities included on this registration statement. Of the $300,000,000 of securities registered on the Prior Registration Statement, for which a contemporaneous fee payment of $27,810.00 was paid, $220,000,811.64 of the securities remain unsold, leaving $20,394.08 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $300,000,000 of securities being registered hereby in the amount of $33,060.00 is offset by $20,394.08 in registration fees previously paid by the registrant with respect to securities that were registered but not issued pursuant to the Prior Registration Statement. Concurrently with the filing of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Ambrx Biopharma Inc.	F-3	333-266404	July 29, 2022		$20,394.08	Equity	(1)	N/A	$220,000,811.64

Fee Offset Sources	Ambrx Biopharma Inc.	F-3	333-266404		July 29, 2022						$20,394.08(2)

(1)	See Note (1) under Table 1 above.
(2)	See Note (4) under Table 1 above.